Black Diamond Reports Third Quarter 2014 Results

- Q3 2014 Sales Increase 24% to $54.9 Million; Gross Margin up 290 Basis Points to 41.4% -

SALT LAKE CITY, Utah – November 3, 2014 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a global leader of innovative active outdoor performance equipment and apparel, reported financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights vs. Same Year-Ago Quarter

•	Sales up 24% to $54.9 million

•	Gross margin increased 290 basis points to 41.4% versus the adjusted prior year quarter

•	Adjusted net income from continuing operations before non-cash items increased to $4.0 million or $0.12 per diluted share, compared to $1.1 million or $0.03 per diluted share in the prior year quarter

Third Quarter 2014 Financial Results

Sales in the third quarter of 2014 increased 24% to $54.9 million compared to $44.2 million in the same year-ago quarter. The increase was across all brands and geographies, benefiting from an increased fulfillment of preseason fall bookings. The third quarter was also highlighted by the continued delivery of POC’s road cycling collection and the launch of Black Diamond Apparel women’s collection.

Gross margin in the third quarter of 2014 was 41.4% compared to 35.0% in the year-ago quarter. Gross margin in the year-ago quarter included a $1.5 million charge for a PIEPS product recall. Excluding this amount, adjusted gross margin in the year-ago quarter was 38.5%. The 290 basis point increase was primarily due to both a favorable mix of higher margin products and higher margin channel mix.

Selling, general and administrative expenses in the third quarter of 2014 increased 6% to $20.4 million compared to $19.3 million in the year-ago quarter, driven by investments in strategic initiatives such as Black Diamond Apparel, the transition of certain POC distributors into the Company’s in-house operations, and the launch of POC’s new road cycling collection.

Net loss from continuing operations in the third quarter of 2014 was $0.4 million or $(0.01) per diluted share, compared to a net loss from continuing operations of $3.6 million or $(0.11) per diluted share in the year-ago quarter.

Net loss from continuing operations in the third quarter of 2014 included $2.3 million of non-cash items and $2.2 million in restructuring costs, compared to $4.5 million of non-cash items and $0.2 million in merger and integration costs in the year-ago quarter. $2.0 million of the restructuring charges are non-cash charges. Adjusted net income from continuing operations, which excludes these non-cash items, increased to $4.0 million or $0.12 per diluted share in the third quarter of 2014, compared to $1.1 million or $0.03 per diluted share in the third quarter of 2013.

At September 30, 2014, cash totaled $42.8 million compared to $4.5 million at December 31, 2013. Total debt was $25.6 million at September 30, 2014, which includes $18.1 million of 5% subordinated notes due in 2017 and $7.3 million in a foreign seasonal working capital credit facility for POC, compared to $38.0 million at December 31, 2013. The decrease in debt was due to the pay down of outstanding amounts under the Company’s $30.0 million line of credit and the full pay off of its $9.0 million term note.

On July 23, 2014, the Company completed the asset sale of its Gregory Mountain Products brand for $84.1 million to Samsonite LLC. The Company recognized a pre-tax gain on the sale of Gregory Mountain Products of $39.5 million, which is presented in discontinued operations along with the associated taxes and operational activities of Gregory Mountain Products prior to the sale. The Company expects to utilize approximately $31.4 million of its net operating loss carryforwards in the sale of Gregory Mountain Products, leaving a balance of approximately $179.0 million for future utilization.

Management Commentary

“Consolidated third quarter sales increased 24%, driven by our POC and Black Diamond brands, as well as strong fulfillment rates of both preseason fall bookings and ASAP or restocking orders,” said Peter Metcalf, CEO of Black Diamond. “This efficiency and process improvement within our supply chain, along with a higher margin product mix, also drove a positive increase in consolidated gross margin to 41.4%.

“Consolidated third quarter results also reflect the continued implementation of the Company’s strategic pivot, the impact of the sale of Gregory, and longer term investments in POC, PIEPS and Black Diamond Apparel.”

2014 Outlook

Black Diamond reiterates its outlook for the second half and full year of 2014. Sales in the second half of 2014 are expected to range between $113 million and $118 million, increasing 15% to 20% compared to the same period in 2013. The Company expects gross margin in the second half to range between 39.5% and 40.5%, which would represent an increase of 160 to 260 basis points from the second half of 2013.

Sales for the full year are expected to range between $192 million and $197 million, which would represent an increase of 14% to 17% from 2013. The Company expects gross margin for the year to range between 38.5% and 39.0%, which would represent an increase of 130 to 180 basis points.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $179 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Code. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2014 results.

The Company’s CEO Peter Metcalf and CFO Aaron Kuehne will host the conference call, followed by a question and answer period.

Date: Monday, November 3, 2014

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-888-256-1014

International dial-in number: 1-913-312-0423

Conference ID: 7293950

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=111478 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 17, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 7293950

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in designing, manufacturing and marketing innovative active outdoor performance equipment and apparel for climbing, mountaineering, backpacking, skiing, cycling and a wide range of other year-round outdoor recreation activities. The Company's principal brands, Black Diamond®, POC™ and PIEPS™, are iconic in the active outdoor, ski and cycling industries and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. Black Diamond's products are sold in approximately 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iii) adjusted gross profit and gross margin. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, (ii) EBITDA and adjusted EBITDA, and (iii) adjusted gross profit and gross margin, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy, including its ability to organically grow each of its historical product lines, its new apparel line and its recently acquired businesses; the Company's ability to successfully integrate and grow acquisitions; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2014	December 31, 2013
Assets
Current assets
Cash	$42,793	$4,478
Accounts receivable, less allowance for doubtful
accounts of $584 and $641, respectively	44,113	40,316
Inventories	67,914	54,054
Prepaid and other current assets	4,978	4,797
Income tax receivable	-	49
Deferred income taxes	2,534	2,687
Total current assets	162,332	106,381

Property and equipment, net	13,810	17,401
Definite lived intangible assets, net	26,730	35,530
Indefinite lived intangible assets	36,703	51,679
Goodwill	43,112	57,703
Deferred income taxes	45,207	50,666
Other long-term assets	2,436	2,063
Total assets	$330,330	$321,423

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$26,286	$27,349
Income tax payable	12,417	-
Current portion of long-term debt	7,340	1,910
Total current liabilities	46,043	29,259

Long-term debt	18,221	36,131
Deferred income taxes	4,377	6,786
Other long-term liabilities	1,565	1,997
Total liabilities	70,206	74,173

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
32,762 and 32,526 issued and 32,666 and 32,451 outstanding	3	3
Additional paid in capital	482,281	477,890
Accumulated deficit	(223,111)	(237,204)
Treasury stock, at cost	(186)	(2)
Accumulated other comprehensive income	1,137	6,563
Total stockholders' equity	260,124	247,250
Total liabilities and stockholders' equity	$330,330	$321,423

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2014	September 30, 2013

Sales
Domestic sales	$21,233	$17,803
International sales	33,628	26,378
Total sales	54,861	44,181

Cost of goods sold	32,140	28,722
Gross profit	22,721	15,459

Operating expenses
Selling, general and administrative	20,393	19,263
Restructuring charge	2,180	-
Merger and integration	-	190

Total operating expenses	22,573	19,453

Operating income (loss)	148	(3,994)

Other (expense) income
Interest expense, net	(704)	(637)
Other, net	(616)	288

Total other expense, net	(1,320)	(349)

Loss before income tax	(1,172)	(4,343)
Income tax benefit	(753)	(697)
Loss from continuing operations	(419)	(3,646)

Discontinued operations, net of tax	20,822	2,340

Net income (loss)	$20,403	$(1,306)

Loss from continuing operations per share:
Basic	$(0.01)	$(0.11)
Diluted	(0.01)	(0.11)

Net income (loss) per share:
Basic	$0.63	$(0.04)
Diluted	0.63	(0.04)

Weighted average shares outstanding:
Basic	32,585	32,023
Diluted	32,585	32,023

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2014	September 30, 2013

Sales
Domestic sales	$52,792	$46,221
International sales	80,923	67,739
Total sales	133,715	113,960

Cost of goods sold	82,008	73,166
Gross profit	51,707	40,794

Operating expenses
Selling, general and administrative	59,190	54,348
Restructuring charge	2,590	175
Merger and integration	-	416
Transaction costs	-	54

Total operating expenses	61,780	54,993

Operating loss	(10,073)	(14,199)

Other (expense) income
Interest expense, net	(1,953)	(1,902)
Other, net	(424)	233

Total other expense, net	(2,377)	(1,669)

Loss before income tax	(12,450)	(15,868)
Income tax benefit	(4,186)	(4,190)
Loss from continuing operations	(8,264)	(11,678)

Discontinued operations, net of tax	22,357	5,072

Net income (loss)	$14,093	$(6,606)

Loss from continuing operations per share:
Basic	$(0.25)	$(0.37)
Diluted	(0.25)	(0.37)

Net income (loss) per share:
Basic	$0.43	$(0.21)
Diluted	0.43	(0.21)

Weighted average shares outstanding:
Basic	32,525	31,875
Diluted	32,525	31,875

BLACK DIAMOND, INC.

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2014		September 30, 2013
		Gross profit as reported	$ 15,459
		Plus impact of product recall	1,541
Gross profit as reported	$ 22,721	Adjusted gross profit	$ 17,000

		Gross margin	35.0%

Gross margin as reported	41.4%	Adjusted gross margin	38.5%

NINE MONTHS ENDED

	September 30, 2014		September 30, 2013
		Gross profit as reported	$ 40,794
		Plus impact of product recall	1,541
Gross profit as reported	$ 51,707	Adjusted gross profit	$ 42,335

		Gross margin	35.8%

Gross margin as reported	38.7%	Adjusted gross margin	37.1%

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET INCOME FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS,

ADJUSTED NET INCOME FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	September 30, 2014	Share	September 30, 2013	Share

Net loss from continuing operations	$(419)	$(0.01)	$(3,646)	$(0.11)

Amortization of intangibles	740	0.02	763	0.02
Depreciation	1,250	0.04	1,552	0.05
Accretion of note discount	340	0.01	294	0.01
Stock-based compensation	812	0.02	1,662	0.05
Product recall	-	-	990	0.03
Income tax benefit	(753)	(0.02)	(697)	(0.02)
Cash paid for income taxes	(44)	(0.00)	(36)	(0.00)

Net income from continuing operations before non-cash items	$1,926	$0.06	$882	$0.03

Restructuring charge	2,180	0.07	-	-
Merger and integration	-	-	190	0.01
State cash taxes on adjustments	(65)	(0.00)	(6)	(0.00)
AMT cash taxes on adjustments	(42)	(0.00)	(4)	(0.00)

Adjusted net income from continuing operations before non-cash items	$3,999	$0.12	$1,062	$0.03

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS,

ADJUSTED NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended
		Per Diluted		Per Diluted
	September 30, 2014	Share	September 30, 2013	Share

Net loss from continuing operations	$(8,264)	$(0.25)	$(11,678)	$(0.37)

Amortization of intangibles	2,278	0.07	2,294	0.07
Depreciation	3,317	0.10	3,514	0.11
Accretion of note discount	985	0.03	855	0.03
Stock-based compensation	1,325	0.04	2,280	0.07
Product recall	-	-	990	0.03
Income tax benefit	(4,186)	(0.13)	(4,190)	(0.13)
Cash (paid) received for income taxes	(186)	(0.01)	260	0.01

Net loss from continuing operations before non-cash items	$(4,731)	$(0.15)	$(5,675)	$(0.18)

Restructuring charge	2,590	0.08	175	0.01
Merger and integration	-	-	416	0.01
Transaction costs	-	-	54	0.00
State cash taxes on adjustments	(78)	(0.00)	(19)	(0.00)
AMT cash taxes on adjustments	(50)	(0.00)	(13)	(0.00)

Adjusted net loss from continuing operations before non-cash items	$(2,269)	$(0.07)	$(5,062)	$(0.16)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	September 30, 2014	September 30, 2013

Net loss from continuing operations	$(419)	$(3,646)

Income tax benefit	(753)	(697)
Other, net	616	(288)
Interest expense, net	704	637

Operating income (loss)	148	(3,994)

Depreciation	1,250	1,552
Amortization of intangibles	740	763

EBITDA	$2,138	$(1,679)

Restructuring charge	2,180	-
Merger and integration	-	190
Product recall	-	1,374
Stock-based compensation	812	1,662

Adjusted EBITDA	$5,130	$1,547

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Nine Months Ended
	September 30, 2014	September 30, 2013

Net loss from continuing operations	$(8,264)	$(11,678)

Income tax benefit	(4,186)	(4,190)
Other, net	424	(233)
Interest expense, net	1,953	1,902

Operating loss	(10,073)	(14,199)

Depreciation	3,317	3,514
Amortization of intangibles	2,278	2,294

EBITDA	$(4,478)	$(8,391)

Restructuring charge	2,590	175
Merger and integration	-	416
Transaction costs	-	54
Product recall	-	1,374
Stock-based compensation	1,325	2,280

Adjusted EBITDA	$(563)	$(4,092)

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

CEO

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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